Exhibit 99.1

QRS Reports Third Quarter 2004 Results

RICHMOND, Calif. – October 27, 2004 – QRS Corporation (Nasdaq: QRSI) announced today financial results for its third quarter ended September 30, 2004.

The Company reported third quarter revenues of $28.8 million, compared to $29.2 million for the second quarter 2004 and $31.3 million for the third quarter 2003. The Company also reported a third quarter net loss of $2.5 million, or 16 cents per share, diluted. This result compares to a net income of $1.5 million, or 9 cents per share, diluted, for the second quarter 2004, and to a net loss of $3.5 million, or 22 cents per share, diluted, for the third quarter 2003. Included in the third quarter 2004 results was a $3.75 million termination fee paid to JDA Software Group, Inc. (JDA) related to QRS’ termination of its merger agreement with JDA. Excluding restructuring expenses, non-GAAP operating income was $1.5 million for the third quarter 2004, as compared to $1.5 million for the second quarter 2004, and $1.8 million for the third quarter 2003. Excluding restructuring expenses in the third quarter of 2003 and 2004 and the merger termination fee in the third quarter of 2004, non-GAAP net income was $1.6 million in the third quarter 2004, as compared to net income of $1.5 million for the second quarter 2004, and non-GAAP net income of $1.8 million for the third quarter 2003.

The Company reported a third quarter gross margin of 46%, which compares to 49% in the second quarter 2004 and 50% in the third quarter 2003. Third quarter total operating expenses were $12.1 million, compared to $12.9 million for the second quarter 2004 and $19.2 million for the third quarter 2003.

Cash and marketable securities at the end of the third quarter were $29.3 million, compared to $33.2 million at the end of the second quarter 2004, reflecting primarily the payment of the aforementioned $3.75 million termination fee.

Recent QRS accomplishments include:

•	QRS continued to sign contracts for solutions in its traditional business - which includes QRS Catalogue™, QRS Retail Intelligence ServicesSM and the Company’s Trading Community Management solutions. QRS also signed a license agreement for its product information management (PIM) solution, QRS Impact™, with MjC SF LLC., a retail manufacturer.

•	The company announced the general availability of QRS Reveal™, a new solution for transaction lifecycle visibility, which includes increased supply chain efficiency and improved accuracy of trading partner communications. After a robust beta program with several large QRS customers, the Company recently signed an agreement with Boscov’s to use QRS Reveal™ for Boscov’s retail trading community.

On September 3, 2004, QRS entered into a merger agreement with privately-held Inovis International, Inc., pursuant to which QRS stockholders will receive $7.00 in cash for each share of QRS common stock. QRS has scheduled a special meeting of its stockholders to approve the merger agreement for November 12, 2004 and has mailed its definitive proxy statement to stockholders. The Federal Trade Commission has granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 applicable to the proposed merger.

“This merger will bring together two companies with highly complementary solution suites and a shared commitment to helping the global retail trading community connect, transact and collaborate more effectively,” said Liz Fetter, President and CEO of QRS. “This opportunity to marry our retail expertise and blue chip retail customer base with Inovis’ strength in cross-industry business commerce automation solutions will benefit customers and shareholders alike.”

Due to the proposed merger, QRS will not be holding a conference call to discuss third quarter results.

About QRS

QRS (Nasdaq: QRSI) is a technology company that serves the global retail trading community. We offer collaborative commerce solutions that drive a new standard for global brand execution. At QRS, we manage the flow of critical commerce information and leverage our retail technology expertise to address fundamental industry challenges such as global data synchronization, mandate compliance, transaction management and global trade management. QRS solutions help approximately 9,800* customers expand into new markets and channels, improve operational efficiency and differentiate their brand. Learn more about QRS at www.qrs.com.

*	Based on total, unique QRS corporate customers that purchased or licensed QRS products and services between July 1, 2003 and June 30, 2004.

# # #

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements regarding future events, including without limitation statements regarding or assuming the consummation of the pending merger of Inovis International, Inc. (“Inovis”) and QRS Corporation (“QRS”), and benefits of the pending merger. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events. Factors that could cause actual results to differ materially from those described herein include: (a) Inovis’ ability to leverage the QRS products to enable it to further expand its position in the Inovis market; (b) Inovis’ ability to successfully integrate and market the QRS products; and (c) both companies’ ability to obtain required approvals. Additional information relating to the uncertainty affecting the business of QRS is contained in QRS’ filings with the Securities and Exchange Commission (“SEC”). Neither Inovis nor QRS is under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

In addition to the specific risks identified in the preceding paragraph, mergers involve a number of special risks, including diversion of management’s attention to the assimilation of the technology and personnel of acquired businesses, costs related to the merger, the integration of acquired products, technologies and employees into Inovis’ business and product offerings, and the risk that the merger is not consummated.

Caution Required by Certain SEC Rules

In connection with the merger of Inovis International, Inc. (“Inovis”) and QRS Corporation (“QRS”), QRS has filed a proxy statement for QRS’ special stockholder meeting with the Securities and Exchange Commission (“SEC”). Investors and security holders are advised to read the proxy statement because it contains important information about the proposed merger. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by QRS with the SEC at the SEC’s website at http://www.sec.gov. Free copies of the proxy statement and other documents filed by QRS with the SEC may also be obtained from QRS by directing a request to QRS, Attention: Stacey Giamalis, Secretary, (510) 215-5000.

QRS and its directors and its executive officers may be deemed, under SEC rules, to be soliciting proxies from QRS’ stockholders in favor of the proposed merger. Information regarding the identity of these persons, and their interests in the solicitation, are set forth in a Schedule 14A filed with the SEC, and is available free of charge at the SEC website and public reference rooms, and from the QRS corporate secretary.

© 2004 QRS Corporation. All Rights Reserved. QRS is a registered trademark and QRS Catalogue, QRS Retail Intelligence Services, QRS Impact and QRS Reveal are trademarks or service marks of QRS Corporation. All other trademarks belong to their respective owners.

CONTACT:

Carolyn Bass	Katherine Post Calvert
Investor Relations	Media Relations
Market Street Partners	QRS Corporation
510.965.4470	510.965.4521
carolyn@marketstreetpartners.com	kcalvert@qrs.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Revenue:
Software applications	$8,161	$8,333	$24,681	$24,803
Trading community management	14,358	16,857	45,322	49,859
Global services	6,305	6,072	18,531	17,973

Total revenue	28,824	31,262	88,534	92,635

Cost of revenue:
Software applications	2,197	2,351	6,480	6,795
Trading community management	7,719	7,955	23,160	24,062
Global services	5,680	5,264	16,253	15,753

Total cost of revenue	15,596	15,570	45,893	46,610

Gross profit	13,228	15,692	42,641	46,025

Operating expenses:
Sales and marketing	4,515	5,258	15,847	16,058
Service and product development	2,615	3,198	8,491	9,356
General and administrative	4,510	4,654	14,361	13,796
Settlement of deferred acquisition payment	—	—	(600)	—
Amortization of other intangible assets	93	800	279	2,488
Restructuring expenses	331	5,279	331	5,279

Total operating expenses	12,064	19,189	38,709	46,977

Operating income(loss)	1,164	(3,497)	3,932	(952)
Interest income	105	120	282	346
Interest expense	(3)	(30)	(20)	(106)

Income (loss) from operations before income taxes	1,266	(3,407)	4,194	(712)
Income tax expense	25	50	72	98
Merger termination fee	3,750	—	3,750	—

Net income (loss)	$(2,509)	$(3,457)	$372	$(810)

Other comprehensive income (loss):
Unrealized gain (loss) on marketable securities available-for-sale, net of tax	—	(5)	37	(10)
Change in cumulative translation adjustment	(9)	(7)	(75)	(22)

Total comprehensive income (loss)	$(2,518)	$(3,469)	$334	$(842)

Basic net income (loss) per share	$(0.16)	$(0.22)	$0.02	$(0.05)

Shares used to compute basic net income (loss) per share	15,947	15,859	15,937	15,830

Diluted net income (loss) per share	$(0.16)	$(0.22)	$0.02	$(0.05)

Shares used to compute diluted net income (loss) per share	15,947	15,859	16,474	15,830

QRS CORPORATION

RECONCILIATION FROM GAAP TO NON-GAAP MEASURES OF PERFORMANCE

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	September 30, 2004	June 30, 2004	September 30, 2003
GAAP operating income (loss)	$1,164	$1,474	$(3,497)
Restructuring expenses	331	—	5,279

Non-GAAP operating income	$1,495	$1,474	$1,782

GAAP net income (loss)	$(2,509)	$1,542	$(3,457)
Restructuring expenses	331	—	5,279
Merger termination fee	3,750	—	—

Non-GAAP net income	$1,572	$1,542	$1,822

Non-GAAP diluted net income per share	$0.10	$0.09	$0.11

Shares used to compute non-GAAP diluted net income per share	16,473	16,358	16,225

GAAP operating income (loss)	$1,164	$1,474	$(3,497)
Depreciation and amortization of property and equipment	1,227	1,196	1,309
Amortization of capitalized service and product development costs	719	686	377
Amortization of software licenses and other	43	43	294
Amortization of other intangible assets	93	93	800
Stock-based compensation	257	273	121
Restructuring expenses	331	—	5,279

Adjusted EBITDA(1)	$3,834	$3,765	$4,683

(1)	EBITDA is Earnings Before Interest, Taxes, Depreciation, and Amortization. Adjusted EBITDA further excludes stock-based compensation and restructuring expenses.

We provide adjusted EBIDTA and non-GAAP operating income, net income, and earnings per share data in the press release as additional information regarding our operating results. The measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be defined differently from adjusted EBITDA and non-GAAP operating income, net income, and earnings per share measures used by other companies. We believe that this presentation of adjusted EBITDA and non-GAAP operating income, net income, and earnings per share data provides useful information to investors regarding certain additional financial and business trends relating to our results of operations and our ability to produce revenue in a cost effective manner. Management uses this information as additional indicators of underlying financial and business trends. No tax benefit or expense associated with the adjustments was used in these calculations.

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2004 AND DECEMBER 31, 2003

(In thousands, except share and per share amounts)

(Unaudited)

	September 30, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$27,347	$31,419
Marketable securities available-for-sale	1,954	5,203
Accounts receivable—net of allowance for doubtful accounts of $594 at September 30, 2004 and $698 at December 31, 2003	14,753	15,426
Prepaid expenses and other	1,421	2,730

Total current assets	45,475	54,778

Property and equipment:
Furniture and fixtures	1,812	2,109
Equipment	18,768	16,489
Leasehold improvements	2,309	2,128

	22,889	20,726
Less accumulated depreciation and amortization	(16,507)	(13,045)

Total property and equipment	6,382	7,681

Restricted cash	3,560	—
Marketable securities available-for-sale	—	1,500
Capitalized service and product development costs—net of accumulated amortization of $10,382 at September 30, 2004 and $8,407 at December 31, 2003	8,639	6,206
Goodwill	830	830
Intangible assets	225	504
Other assets	1,294	1,280

Total assets	$66,405	$72,779

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,935	$6,586
Accrued compensation	2,966	4,424
Accrued vacation	2,201	2,155
Deferred acquisition payment	—	2,500
Deferred revenue	2,179	2,733
Current portion of sublease loss accruals related to business restructuring	2,668	3,142
Other accrued liabilities	2,026	2,562
Current portion of note payable	—	284

Total current liabilities	18,975	24,386
Sublease loss accruals related to business restructuring	6,429	7,884
Deferred rent and other	1,259	2,036

Total liabilities	26,663	34,306

Commitments and contingencies
Stockholders’ equity:
Preferred stock: $.001 par value; 10,000,000 shares authorized; none issued and outstanding	—	—
Common stock: $.001 par value; 60,000,000 shares authorized; 16,190,432 shares issued and 15,956,701 shares outstanding at September 30, 2004 and 16,154,468 shares issued and 15,920,737 shares outstanding at December 31, 2003	255,628	254,973
Deferred compensation	(1,945)	(2,225)
Treasury stock: 233,731 shares at September 30, 2004 and December 31, 2003	(5,557)	(5,557)
Accumulated other comprehensive earnings (loss):
Unrealized gain on marketable securities available-for-sale	47	10
Cumulative translation adjustment	(268)	(193)
Accumulated deficit	(208,163)	(208,535)

Total stockholders’ equity	39,742	38,473

Total liabilities and stockholders’ equity	$66,405	$72,779

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2004	2003
Cash flows from operating activities:
Net income (loss)	$372	$(810)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property and equipment	3,645	3,613
Amortization of capitalized service and product development costs	1,975	964
Amortization of software licenses and other	86	1,008
Amortization of other intangible assets	279	2,488
Stock-based compensation	789	204
Provision for allowance for doubtful accounts	295	80
Loss from disposal of property and equipment	177	63
Changes in assets and liabilities:
Accounts receivable	378	(1,654)
Prepaid expenses and other	1,309	(1,143)
Other assets	212	—
Accounts payable	349	(1,209)
Accrued compensation	(1,458)	(1,486)
Accrued vacation	46	177
Deferred acquisition payment	(2,500)	—
Deferred revenue	(554)	751
Sublease loss accruals related to business restructuring	(1,929)	2,719
Other accrued liabilities	(248)	(931)
Deferred rent and other	(715)	(223)

Net cash provided by operating activities	2,508	4,611

Cash flows from investing activities:
Restricted cash	(3,560)	—
Sales and maturities of marketable securities available-for-sale	4,991	7,089
Purchases of marketable securities available-for-sale	—	(12,372)
Purchases of property and equipment	(2,523)	(2,772)
Capitalization of service and product development costs	(4,408)	(4,150)
Purchase of licensed technology	(518)	—
Other assets	—	552

Net cash used in investing activities	(6,018)	(11,653)

Cash flows from financing activities:
Proceeds from employee stock purchase plan	49	176
Exercise of stock options	97	129
Repurchase of common stock	—	(9)
Payments on note payable	(288)	(799)
Payments on capital lease obligations	(346)	(340)

Net cash used in financing activities	(488)	(843)

Effect of exchange rate on cash and cash equivalents	(74)	(23)

Net decrease in cash and cash equivalents	(4,072)	(7,908)
Cash and cash equivalents at beginning of period	31,419	35,358

Cash and cash equivalents at end of period	$27,347	$27,450

Cash paid for:
Taxes	$102	$76
Interest	$36	$89
Noncash investing and financing activities:
Property and equipment acquired through capital lease	$—	$419
Fair value of restricted stock awarded	$468	$210